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                                                                 Exhibit (c)(8)

                       AMENDMENT TO EMPLOYMENT AGREEMENT


         This AMENDMENT TO EMPLOYMENT AGREEMENT, dated as of August 6, 1998 (this "Agreement"), is made and entered into by and among SFX Entertainment, Inc., a Delaware corporation ("Acquiror"), Joe Marsh ("Executive"), and Magicworks Entertainment Incorporated, a Delaware corporation ("Target").

                                    RECITALS

         WHEREAS, Executive is party to that certain Employment Agreement, by and between Executive and Target, dated as of June 30, 1996, as amended by that certain First Amendment to Employment Agreement, dated as of July 24, 1998 (as so amended, the "Employment Agreement"); capitalized terms used but not defined herein and defined in the Employment Agreement have the respective meanings ascribed to them in the Employment Agreement;

         WHEREAS, concurrently herewith, Acquiror, MWE Acquisition Corp. and Target are entering into an Agreement and Plan of Merger (as such agreement may hereafter be amended from time to time, the "Merger Agreement"), pursuant to which (a) Acquiror will make a cash tender offer (as such offer may be amended from time to time as permitted by the Merger Agreement (the "Offer") by Acquisition Sub for all the issued and outstanding shares of common stock, par value $.001 per share, of Target (the "Target Common Stock"), and (b) Acquisition Sub will be merged with and into Target (the "Merger"); and

         WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Acquiror has required that the Executive agree, and the Executive has agreed, to enter into this Agreement;

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein and the benefits to be received by the parties under the terms of the Merger Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   AGREEMENTS

         1. Employment Relationship. Executive hereby represents and warrants that his employment relationship with Target is pursuant to and governed by the Employment Agreement. A true and correct copy of the Employment Agreement is attached hereto as Annex I.

         2.       Amendments to Employment Agreement.

                  (a) Effective as of the Acquisition Sub's Election Date (as defined in the Merger Agreement), Executive and Target hereby amend the terms of the Employment Agreement as follows:

                  (i) Section 5.5, "Voluntary Resignation," is deleted in its entirety.

                  (ii) A new section 2.4 is added as follows:

                  "2.4 OPTIONAL EXTENSION. At any time prior to thirty (30) days before the expiration of the initial Term hereunder, the Company shall be entitled, at its sole option, to extend the Term for up to an additional two
(2) years beyond the initial Term, upon written notice to the Executive to such effect (such Term, as so extended, the "Term")."

                  (iii) A new section 2.5 is added as follows:

                  "2.5 CONTINUED SEPARATE EXISTENCE. The Company shall be maintained and operated as a separate subsidiary of SFX Entertainment, Inc. for a period of not less than one year from the consummation of the Offer (as defined in the Merger Agreement), during which period Executive shall report directly to Robert F.X. Sillerman, Executive Chairman of Acquiror, or Michael Farrell, Chief Executive Officer of Acquiror."

                  (b) Except as amended or modified hereunder, the Employment Agreement shall remain in full force and effect.

         3. No Termination. Executive and Target agree, notwithstanding the terms of the Employment Agreement, that the execution and delivery of the Merger Agreement and the Transaction Documents (as defined in the Merger Agreement), and the performance of the Offer, the Merger or the other transactions contemplated thereby, shall not constitute a termination or constructive termination of Executive.

         4. Representations and Warranties. Executive hereby represents and warrants to Target and Acquiror that (a) the Executive has the legal capacity, power and authority to enter into and perform all of the Executive's obligations under this Agreement and (b) this Agreement has been duly and validly executed and delivered by the Stockholder and, together with the Employment Agreement, constitute a valid and binding agreement of the Executive, enforceable against the Executive in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

         5.       Miscellaneous.

                  (a) Entire Agreement. This Agreement, together with the Employment Agreement, constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

                  (b) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto; provided that following the Effective Time (as defined in the Merger Agreement), the consent of Acquiror shall not be required.


                                       2

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                  (c) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses or the addresses set forth on the signature pages hereto:

         If to Executive:           Joe Marsh
                                    605 Surfside Drive
                                    Akron, Ohio 44319
                                    Telecopy: (330) 645-9309

         copy to:                   Squire, Sanders & Dempsey L.L.P.
                                    4900 Key Tower
                                    127 Public Square
                                    Cleveland, Ohio 44114-1304
                                    Telecopy: (216) 479-8780
                                    Attn: Jeffrey J. Margulies

         If to the Target:          Magicworks Entertainment Incorporated
                                    930 Washington Avenue
                                    Miami Beach, Florida  33139
                                    Telecopy: (305) 532-4014
                                    Attn: Robert Kreusler

         copy to:                   Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A.
                                    1221 Brickell Avenue
                                    Miami, Florida 33131
                                    Telecopy: (305) 579-0717
                                    Attn: Gary Epstein

         If to Acquiror:

                                    SFX Entertainment, Inc.
                                    650 Madison Avenue
                                    New York, NY 10022
                                    Telecopy: (212) 753-3188
                                    Attn: Howard J. Tytel

         copy to:                   Baker & McKenzie
                                    Two Allen Center, Suite 1200
                                    Houston, Texas 77002
                                    Telecopy: (713) 427-5099
                                    Attn: Amar Budarapu



                                       3

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or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

                  (d) Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, then such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

                  (e) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

                  (f) No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

                  (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without giving effect to the principles of conflicts of law thereof.

                  (h) Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                  (i) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement. This Agreement shall not be effective as to any party hereto until such time as this Agreement or a counterpart thereof has been executed and delivered by each party hereto.



                            [Signature page follows]

         WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on this 6th day of August, 1998.


                                        EXECUTIVE


                                        /s/ Joe Marsh
                                        -------------------------------



                                        SFX ENTERTAINMENT, INC.


                                        By: /s/  Thomas P. Benson
                                           ------------------------------
                                                 Thomas P. Benson
                                                 Chief Financial Officer



                                        MAGICWORKS ENTERTAINMENT INCORPORATED


                                        By: /s/ Brad Krassner
                                           ---------------------------------
                                         Name:  Brad Krassner
                                         Title: Co-Chairman of the Board and
                                                Chief Executive Officer



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